UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 14, 2002

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Announces New Revolving Credit Agreement

LabOne, Inc. announced today that it has executed a revolving credit agreement with J.P. Morgan Securities Inc. and Wachovia Securities, Inc. as Co-Lead Arrangers.

Under the credit agreement, initial commitments are $75 million with the authorization for additional commitments increasing the facility to $100 million. Participating banks include J.P. Morgan Chase Bank, Wachovia Bank, Wells Fargo Bank, U.S. Bank and Commerce Bank. The proceeds of the credit agreement will be used to refinance amounts outstanding under LabOne's existing credit agreement and for general corporate purposes. LabOne intends to use the leverage capacity made available with the new credit facility to fund future acquisitions.

Forward-looking Statements

Statements made in this press release that are not historical facts are "forward-looking statements." Forward-looking statements often can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates," "anticipates," variations there of, or similar expressions. The Company's future use of funds, results of operations, financial condition and business operations may differ materially from those expressed in these forward-looking statements. Many factors could cause actual use of funds and results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the availability of acquisition candidates at reasonable prices, the cash generated by the Company's operations and from other financing sources, and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Cautionary Statement filed as Exhibit 99 to the Company's Annual Report on Form 10-K for 2001. Investors are cautioned not to put undue reliance on any forward-looking statement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: June 14, 2002	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer
Date: June 14, 2002	By /s/ Joseph C. Benage Joseph C. Benage Secretary